Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Emily Zanovich
Porter Novelli Life Sciences
(619) 849-5376
ezanovich@pnlifesciences.com

Akesis Pharmaceuticals Obtains Exclusive License for Proprietary Clinical

Stage Diabetes Therapy from the University of British Columbia

Novel Vanadium Compound Complements Akesis Intellectual Property

SAN DIEGO, March 19, 2007 – Akesis Pharmaceuticals, Inc. (OTC-BB: AKES.OB) today announced that it has entered into an exclusive license and commercialization agreement with the University of British Columbia for bis(ethylmaltolato)oxovanadium (IV), or BEOV, a novel vanadium compound that has shown considerable potential as a treatment for patients with type 2 diabetes.

BEOV, which offers significantly improved pharmacological properties over other vanadium- based compounds, was invented and developed by University of British Columbia researchers, Chris Orvig, professor of chemistry and pharmaceutical sciences, and John McNeill, professor and dean emeritus, pharmaceutical sciences. Professors Orvig and McNeill, who are experts in the study of metal chemistry and pharmaceutical sciences, helped to advance the BEOV program through Phase 1 clinical trials. The compound, which Akesis will refer to as AKP-020, complements Akesis’ existing portfolio of propriety vanadium and chromium combination diabetes product candidates.

“The in-licensing of BEOV represents a substantial acceleration in our clinical development efforts, as it provides us with a compound that we believe possesses all of the attributes necessary to progress into Phase 2 clinical trials,” said Akesis president and chief executive officer Jay Lichter, Ph.D. “In addition, while BEOV would likely be a viable stand-alone product for diabetes care, we believe that a combination of BEOV with existing diabetes treatments, as covered by the existing Akesis intellectual property, may ultimately result in the best and most effective product for patients with diabetes.”

Vanadium, which has been shown in multiple published reports to be effective in humans, acts by enhancing insulin downstream from the insulin receptor and is also known to modulate serum glucose. By enhancing insulin’s action through the use of BEOV, Akesis will also enhance the reduction in serum glucose and reduce the associated toxicities. Data from a Phase I trial evaluating BEOV in healthy volunteers provides the clinical evidence of safety necessary to allow Akesis to proceed with additional FDA-approved studies. As a result, the AKP-020 program is anticipated to begin Phase 2 clinical trials for safety and efficacy in the treatment of patients with type 2 diabetes after submission of an updated IND to the FDA.

In connection with the in-licensing of BEOV, Professors Orvig and McNeil will join the Scientific Advisory Board of Akesis. As highly experienced researchers with extensive knowledge in the field of metal-based compounds to treat diabetes, both Orvig and McNeil bring important scientific expertise to the continued development of AKP-020 and other vanadium-based compounds.

About Akesis:

Akesis is a pharmaceutical company with a portfolio of innovative prospective treatments for diabetes and other related metabolic disorders. The company possesses issued U.S. patents for both prescription and over-the-counter treatments, which uniquely combine anti-diabetic trace minerals with certain classes of diabetes oral agents. Akesis’ products have demonstrated preliminary evidence of lowering and controlling blood glucose levels in patients with type 2 diabetes. Blood sugar control via oral drugs represents a multi billion-dollar industry in the United States.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the future plans and intentions of the Company. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “will”, “expects”, “should”, “believes”, “anticipates” or words or phrases of similar meaning. Examples of such statements include, without limitation, the statements of Dr. Lichter and the statements relating to the anticipated beginning of Phase 2 clinical trials for AKP-020. Stockholders, potential investors and other readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Certain of those risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. These forward-looking statements are only made as of the date of this press release, and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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